Exhibit 99.1

Sarah O’Dowd Joins Ichor Board of Directors

FREMONT, Calif., May 14, 2020 – Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment, today announced that Sarah O’Dowd has joined its board of directors, effective May 12, 2020.

“We are pleased to announce that Sarah O’Dowd has joined the Ichor board of directors,” said Tom Rohrs, executive chairman of Ichor. “Sarah brings to Ichor a wealth of expertise from her tenure at Lam, as well as her extensive legal career. She brings substantial experience in global M&A, company transitions and culture, shareholder outreach, and enterprise risk management. Having spent the last 40 years working with companies in the semiconductor manufacturing, technology, and life science industries, Ms. O’Dowd will be a valuable contributor to our board.”

Ms. O’Dowd is a director of the Independent Institute, a non-profit, non-partisan, public-policy research and communications organization. From 2008 up until her retirement in March 2020, Ms. O’Dowd was senior vice president, chief legal officer, and secretary of Lam Research Corporation, and from 2009 to 2012, she also served as Lam’s vice president of human resources. Prior to joining Lam, from 2007 to 2008, Ms. O’Dowd served as vice president and general counsel of FibroGen, Inc., a publicly-traded biopharmaceutical firm. Prior to FibroGen, Ms. O’Dowd spent 28 years at a major law firm, Heller Ehrman LLP, where she founded both the Silicon Valley and San Diego offices, and ultimately chaired the firm’s global business practice groups, which spanned seven offices and included more than 250 attorneys. She has been a trusted adviser to numerous boards, board committees, and CEOs. In 2019, Directors Roundtable presented Ms. O’Dowd and her legal team with its Global Honor Award, given to general counsels and their law departments. She holds a J.D. from Stanford Law School, an M.A. in communications from Stanford University, and an A.B. in mathematics from Immaculata College.

“Ichor management has demonstrated strong execution of the company’s strategic initiative to expand its footprint and overall share of its served markets within the semiconductor industry,” said Sarah O’Dowd. “The company has navigated the COVID‑19 crisis exceptionally well to date. I believe the exciting growth opportunities ahead for Ichor will also reflect the company’s strategic initiative to increase the proprietary technology content within its product offerings. I look forward to contributing to the company’s future success in achieving its technology and business objectives.”

About Ichor

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Our product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also manufacture precision-machined components, weldments, and proprietary products for use in fluid delivery systems for direct sales to our customers, as well as certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically-integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. We are headquartered in Fremont, CA. ichorsystems.com.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.

Examples of forward-looking statements include, but are not limited to, statements regarding the impacts of the COVID-19 pandemic and future growth and strategic plans, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (10)  dependence on a limited number of suppliers, and (11) the impact of the COVID‑19 pandemic, any related or unrelated public health threat or fear of such event on economic activity, us and our customers, suppliers, employees, and other business relations, including, but not limited to, demand for our products, workforce availability, and costs to manufacture our products. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K filed with the SEC on March 6, 2020, and subsequent filings with the SEC.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.

Contact:

Larry Sparks, CFO 510-897-5200

Claire McAdams, IR & Strategic Initiatives 530-265-9899

IR@ichorsystems.com

Source: Ichor Holdings, Ltd.